Exhibit 10.1

AMENDMENT TO RAYONIER INVESTMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES (“the Plan”)

WHEREAS, Rayonier Inc. (the “Employer”) maintains the Rayonier Investment and Savings Plan for Salaried Employees (the “Plan”) for its employees;

WHEREAS, Rayonier Inc. has decided that it is in its best interest to amend the Plan;

WHEREAS, Section 14.01(b) of the Plan authorizes the Employer to amend the selections under the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement.

NOW THEREFORE BE IT RESOLVED, that the Rayonier Investment and Savings Plan for Salaried Employees Adoption Agreement is amended as follows. The amendment of the Plan is effective as of 1-1-2017.

1.	The Adoption Agreement is amended to read:

5-3	PLAN COMPENSATION: Plan Compensation is Total Compensation (as defined in AA §5-1 above) with the following exclusions described below.

Deferral	Match	ER
☐	☐	☐	(a)	No exclusions.
N/A	☐	☐	(b)	Elective Deferrals (as defined in Section 1.46 of the Plan), pre-tax contributions to a cafeteria plan or a Code §457 plan, and qualified transportation fringes under Code§132(f)(4) are excluded.
☑	☑	☑	(c)	All fringe benefits (cash and noncash), reimbursements or other expense allowances, moving expenses, deferred compensation, and welfare benefits are excluded.
☐	☐	☐	(d)	Compensation above $ is excluded. (See Section 1.97 of the Plan.)
☐	☐	☐	(e)	Amounts received as a bonus are excluded.
☐	☐	☐	(f)	Amounts received as commissions are excluded.
☐	☐	☐	(g)	Overtime payments are excluded.
☐	☐	☐	(h)	Amounts received for services performed for a non-signatory Related Employer are excluded. (See Section 2.02(c) of the Plan.)
☐	☐	☐	(i)	“Deemed §125 compensation” as defined in Section 1.141(d) of the Plan.
☐	☐	☐	(j)	Amounts received after termination of employment are excluded. (See Section 1.141(b) of the Plan.)
☑	☑	☑	(k)	Differential Pay (as defined in Section 1.141(e) of the Plan).
☑	☑	☑	(l)	Describe adjustments to Plan Compensation: All bonuses except the Annual Bonus program; all short term disability or disability salary continuation payments; foreign service allowance.

[Note: Any exclusions selected under this AA §5-3 that do not meet the safe harbor exclusions under Treas. Reg. §1.414(s)-1 as described in Section 1.97(a) of the Plan may cause the definition of Plan Compensation to fail to satisfy a safe harbor definition of compensation under Code §414(s). Failure to use a definition of Plan Compensation that satisfies the nondiscrimination requirements under Code §414(s) will cause the Plan to fail to qualify for any contribution safe harbors, such as the permitted disparity allocation or Safe Harbor 401(k) Plan safe harbors. Any adjustments to Plan Compensation under this AA §5-3 must be definitely determinable and preclude Employer discretion. See AA §6C-4 for the definition of Plan Compensation as it applies to Safe Harbor Contributions.]

2.	The Adoption Agreement is amended to read:

6-2
EMPLOYER CONTRIBUTION FORMULA. For the period designated in AA §6-4 below, the Employer will make the following Employer Contributions on behalf of Participants who satisfy the allocation conditions designated in AA §6-5 below. Any Employer Contribution authorized under this AA §6-2 will be allocated in accordance with the allocation formula selected under AA §6-3.

☑ (a)	Discretionary contribution. The Employer will determine in its sole discretion how much, if any, it will make as an Employer Contribution.

☐	(b) Fixed contribution.

☐	(1) % of each Participant’s Plan Compensation.

☐	(2) $ for each Participant.

☐	(3) The Employer Contribution will be determined in accordance with any Collective Bargaining Agreement(s) addressing retirement benefits of Collectively Bargained Employees under the Plan.

☐	(c) Service-based contribution. The Employer will make the following contribution:

☐	(1) Discretionary. A discretionary contribution determined as a uniform percentage of Plan Compensation or a uniform dollar amount for each period of service designated below.

☐	(2) Fixed percentage. % of Plan Compensation paid for each period of service designated below.

☐	(3) Fixed dollar. $ for each period of service designated below.
The service-based contribution will be based on the following periods of service:

☐	(4) Each Hour of Service

☐	(5) Each week of employment

☐	(6) Describe period:
The service-based contribution is subject to the following rules.

☐	(7) Describe any special provisions that apply to service-based contribution:
[Note: Any period described in subsection (6) must apply uniformly to all Participants and cannot exceed a 12-month period. Any special provisions under subsection (7) must satisfy the nondiscrimination requirements under Code
§401(a)(4) and the regulations thereunder.]

☐	(d) Year of Service contribution. The Employer will make an Employer Contribution based on Years of Service with the Employer.

Years of Service            Contribution %

☐ (1)	For Years of Service between and	%
☐ (2)	For Years of Service between and	%
☐ (3)	For Years of Service between and	%
☐ (4)	For Years of Service and above	%

For this purpose, a Year of Service is each Plan Year during which an Employee completes at least 1,000 Hours of Service. Alternatively, a Year of Service is:
[Note: Any alternative definition of a Year of Service must meet the requirements of a Year of Service as defined in Section 2.03 of the Plan.]

☐
(e)     Prevailing Wage Formula. The Employer will make a contribution for each Participant’s Prevailing Wage Service based on the hourly contribution rate for the Participant’s employment classification. (See Section 3.02(a)(5) of the Plan.)

☐
(1)    Amount of contribution. The Employer will make an Employer Contribution based on the hourly contribution rate for the Participant’s employment classification. The Prevailing Wage Contribution will be determined as follows:

☐
(i)    The Employer Contribution will be determined based on the required contribution rates for the employment classifications under the applicable federal, state or municipal prevailing wage laws. For any Employee performing Prevailing Wage Service, the Employer may make the required contribution for such service without designating the exact amount of such contribution.

☐
(ii)    The Employer will make the Prevailing Wage Contribution based on the hourly contribution rates as set forth in the Addendum attached to this Adoption Agreement. However, if the required contribution under the applicable federal, state or municipal prevailing wage law provides for a greater contribution than set forth in the Addendum, the Employer may make the greater contribution as a Prevailing Wage Contribution.

☐	(2) Offset of other contributions. The contributions under the Prevailing Wage Formula will offset the following contributions under this Plan. (See Section 3.02(a)(5) of the Plan.)

☐	(i) Employer Contributions (other than Safe Harbor Employer Contributions)

☐	(ii) Safe Harbor Employer Contributions.

☐	(iii) Qualified Nonelective Contributions (QNECs)

☐	(iv) Matching Contributions (other than Safe Harbor Matching Contributions)

☐	(v) Safe Harbor Matching Contributions.

☐	(vi) Qualified Matching Contributions (QMACs)
[Note: If subsection (ii) or (v) is checked, the Prevailing Wage contribution must satisfy the requirements for a Safe Harbor Contribution.]

☐	(3) Modification of default rules. Section 3.02(a)(5) of the Plan contains default rules for administering the Prevailing Wage Formula. Complete this subsection (3) to modify the default provisions.

☐
(i)    Application to Highly Compensated Employees. Instead of applying only to Nonhighly Compensated Employees, the Prevailing Wage Formula applies to all eligible Participants, including Highly Compensated Employees.

☐
(ii)    Minimum age and service conditions. Instead of no minimum age or service condition, Prevailing Wage contributions are subject to a one Year of Service (as defined in AA§4-3) and age 21 minimum age and service requirement with semi-annual Entry Dates.

☐
(iii)    Allocation conditions. Instead of no allocation conditions, the Prevailing Wage contributions are subject to a 1,000 Hours of Service and last day employment allocation condition, as set forth under Section 3.09 of the Plan.

☐	(iv) Vesting. Instead of 100% immediate vesting, Prevailing Wage contributions will vest under the following vesting schedule (as defined in Section 7.02 of the Plan):

☐	(A) 6-year graded vesting schedule

☐	(B) 3-year cliff vesting schedule

☐	(v) Describe:
[Note: Overriding the default provisions under this subsection (3) may restrict the ability of the Employer to take full credit for Prevailing Wage Contributions for purposes of satisfying its obligations under applicable federal, state or municipal prevailing wage laws. Any modifications must satisfy the nondiscrimination requirements under Code §401(a)(4) and should be consistent with the applicable federal, state or municipal prevailing wage laws. See Section 3.02(a)(5) of the Plan.]

☐	(f) Describe special rules for determining contributions under Plan:
[Note: Any special rules must be described in a manner that precludes Employer discretion and must satisfy the nondiscrimination requirements of Code §401(a)(4) and the regulations thereunder.]

3.	The Adoption Agreement is amended to read:

6-3	ALLOCATION FORMULA.

☐	(a) Pro rata allocation. The discretionary Employer Contribution under AA §6-2 will be allocated:

☐	(1) as a uniform percentage of Plan Compensation.

☐	(2) as a uniform dollar amount.

☐	(b) Fixed contribution. The fixed Employer Contribution under AA §6-2 will be allocated in accordance with the selections made under AA §6-2.

☐
(c)    Permitted disparity allocation. The discretionary Employer Contribution under AA §6-2 will be allocated under the two-step method (as defined in Section 3.02(a)(1)(ii)(A) of the Plan), using the Taxable Wage Base (as defined in Section 1.136 of the Plan) as the Integration Level. However, for any Plan Year in which the Plan is Top Heavy, the four-step method (as defined in Section 3.02(a)(1)(ii)(B) of the Plan) applies, unless provided otherwise under subsection (2) below.

To modify these default rules, complete the appropriate provision(s) below.

☐	(1) Integration Level. Instead of the Taxable Wage Base, the Integration Level is:

☐	(i) % of the Taxable Wage Base, increased (but not above the Taxable Wage Base) to the next higher:
☐ (A) N/A              ☐ (B)    $1
☐ (C) $100              ☐ (D)    $1,000

☐	(ii) $ (not to exceed the Taxable Wage Base)

☐	(iii) 20% of the Taxable Wage Base
[Note: See Section 3.02(a)(1)(ii) of the Plan for rules regarding the Maximum Disparity Rate that may be used where an Integration Level other than the Taxable Wage Base is selected.]

☐	(2) Four-step method.

☐	(i) Instead of applying only when the Plan is top heavy, the four-step method will always be used.

☐	(ii) The four-step method will never be used, even if the Plan is Top Heavy.

☐	(iii) In applying step one and step two under the four-step method, instead of using Total Compensation, the Plan will use Plan Compensation. (See Section 3.02(a)(1)(ii)(B) of the Plan.)

☐	(3) Describe special rules for applying permitted disparity allocation formula:
[Note: Any special rules must satisfy the nondiscrimination requirements of Code §401(a)(4) and the regulations thereunder.]

☐
(d) Uniform points allocation. The discretionary Employer Contribution designated in AA §6-2 will be allocated to each Participant in the ratio that each Participant's total points bears to the total points of all Participants. A Participant will receive the following points:

☐	(1) point(s) for each year(s) of age (attained as of the end of the Plan Year).

☐	(2) point(s) for each $ (not to exceed $200) of Plan Compensation.

☐	(3) point(s) for each Year(s) of Service. For this purpose, Years of Service are determined:

☐	(i) In the same manner as determined for eligibility.

☐	(ii) In the same manner as determined for vesting.

☐	(iii) Points will not be provided with respect to Years of Service in excess of .

☐
(e)    Employee group allocation. The Employer may make a separate Employer Contribution to the Participants in the following allocation groups. The Employer must notify the Trustee in writing of the amount of the contribution to be allocated to each allocation group.

☐	(1) A separate discretionary Employer Contribution may be made to each Participant of the Employer (i.e., each Participant is in his/her own allocation group).

☐
(2)    A separate discretionary or fixed Employer Contribution may be made to the following allocation groups. If no fixed amount is designated for a particular allocation group, the contribution made for such allocation group will be allocated as a uniform percentage of Plan Compensation or as a uniform dollar amount to all Participants within that allocation group.

[Note: The allocation groups designated above must be clearly defined in a manner that will not violate the definite allocation formula requirement of Treas. Reg. §1.401-1(b)(1)(ii). See Section 3.02(a)(1)(iv)(B)(V) of the Plan for restrictions that apply with respect to “short-service” Employees. In the case of self-employed individuals (i.e., sole proprietorships or partnerships), the requirements of 1.401(k)-1(a)(6) continue to apply, and the allocation method should not be such that a cash or deferred election is created for a self-employed individual as a result of application of the allocation method.]

☐	(3) Special rules. The following special rules apply to the Employee group allocation formula.

☐
(i)    Family Members. In determining the separate groups under (2) above, each Family Member (as defined in Section 1.65 of the Plan) of a Five Percent Owner is always in a separate allocation group. If there are more than one Family Members, each Family Member will be in a separate allocation group.

☐
(ii)    Benefiting Participants who do not receive Minimum Gateway Contribution. In determining the separate groups under (2) above, Benefiting Participants who do not receive a Minimum Gateway Contribution are always in a separate allocation group. If there are more than one Benefiting Participants who do not receive a Minimum Gateway Contribution, each will be in a separate allocation group. (See Section 3.02(a)(1)(iv)(B)(III) of the Plan.)

☐
(iii)    More than one Employee group. Unless designated otherwise under this subsection (iii), if a Participant is in more than one allocation group described in (2) above during the Plan Year, the Participant will receive an Employer Contribution based on the Participant’s status on the last day of the Plan Year. (See Section 3.02(a)(1)(iv)(A) of the Plan.)

☐
(A)    Determined separately for each Employee group. If a Participant is in more than one allocation group during the Plan Year, the Participant’s share of the Employer Contribution will be based on the Participant’s status for the part of the year the Participant is in each allocation group.

☐	(B) Describe:
[Note: Any language under this subsection (B) must be definitely determinable and may not violate the nondiscrimination requirements under Code §401(a)(4).]

☐
(f)    Age-based allocation. The discretionary Employer Contribution designated in AA §6-2 will be allocated under the age- based allocation formula so that each Participant receives a pro rata allocation based on adjusted Plan Compensation. For this purpose, a Participant’s adjusted Plan Compensation is determined by multiplying the Participant’s Plan Compensation by an Actuarial Factor (as described in Section 1.04 of the Plan).

A Participant’s Actuarial Factor is determined based on a specified interest rate and mortality table. Unless designated otherwise under (1) or (2) below, the Plan will use an applicable interest rate of 8.5% and a UP-1984 mortality table.

☐	(1) Applicable interest rate. Instead of 8.5%, the Plan will use an interest rate of % (must be between 7.5% and 8.5%) in determining a Participant’s Actuarial Factor.

☐	(2) Applicable mortality table. Instead of the UP-1984 mortality table, the Plan will use the following mortality table in determining a Participant’s Actuarial Factor:

☐	(3) Describe special rules applicable to age-based allocation:
[Note: See Exhibit A of the Plan for sample Actuarial Factors based on an 8.5% applicable interest rate and the UP-1984 mortality table. If an interest rate or mortality table other than 8.5% or UP-1984 is selected, appropriate Actuarial Factors must be calculated. Any alternative interest or mortality factors must meet the requirements for standard interest and mortality assumptions as defined in Treas. Reg. §1.401(a)(4)-12. Any special rules described under subsection (3) may not violate the nondiscrimination requirements under Code §401(a)(4).]

☐
(g)    Service-based allocation formula. The service-based Employer Contribution selected in AA §6-2 will be allocated in accordance with the selections made under the service-based allocation formula in AA §6-2.

☐
(h)    Year of Service allocation formula. The Year of Service Employer Contribution selected in AA §6-2 will be allocated in accordance with the selections made under the Year of Service allocation formula in AA §6-2.

☐
(i)    Prevailing Wage allocation formula. The Prevailing Wage Employer Contribution selected in AA §6-2 will be allocated in accordance with the selections made under the Prevailing Wage allocation formula in AA §6-2. The Employer may attach an Addendum to the Adoption Agreement setting forth the hourly contribution rate for the employment classifications eligible for Prevailing Wage contributions.

☑ (j)	Describe special rules for determining allocation formula: The Contribution (known as Enhanced Retirement contribution) will equal 3% of an Eligible Employee's compensation.
[Note: Any special rules must be described in a manner that precludes Employer discretion and must satisfy the nondiscrimination requirements of Code §401(a)(4) and the regulations thereunder.]

4. The Adoption Agreement is amended to read:

6-4
SPECIAL RULES. No special rules apply with respect to Employer Contributions under the Plan, except to the extent designated under this AA §6-4. Unless designated otherwise, in determining the amount of the Employer Contributions to be allocated under this AA §6, the Employer Contribution will be based on Plan Compensation earned during the Plan Year. (See Section 3.02(c) of the Plan.)

☐
(a)    Period for determining Employer Contributions. Instead of the Plan Year, Employer Contributions will be determined based on Plan Compensation earned during the following period: [The Plan Year must be used if the permitted disparity allocation method is selected under AA §6-3 above.]

☐	(1) Plan Year quarter

☐	(2) calendar month

☐	(3) payroll period

☐	(4) Other:
[Note: Although Employer Contributions are determined on the basis of Plan Compensation earned during the period designated under this subsection, this does not require the Employer to actually make contributions or allocate contributions on the basis of such period. Employer Contributions may be contributed and allocated to Participants at any time within the contribution period permitted under Treas. Reg. §1.415(c)-1(b)(6)(B), regardless of the period selected under this subsection. Any alternative period designated under subsection (4) may not exceed a 12-month period and will apply uniformly to all Participants.]

☐	(b) Limit on Employer Contributions. The Employer Contribution elected in AA §6-2 may not exceed:

☐	(1) % of Plan Compensation
☐ (2)    $

☐	(3) Describe:
[Note: Any limitations under this subsection (3) must satisfy the nondiscrimination requirements of Code
§401(a)(4) and the regulations thereunder.]

☐	(c) Offset of Employer Contribution.

☐	(1) A Participant’s allocation of Employer Contributions under AA §6-2 of this Plan is reduced by contributions under [insert name of plan(s)]. (See Section 3.02(d)(2) of the Plan.)

☐	(2) In applying the offset under this subsection, the following rules apply:
[Note: Any language regarding the offset of benefits must satisfy the nondiscrimination requirements under Code §401(a)(4) and the regulations thereunder.]

☐	(d) Special rules:
[Note: Any special rules must satisfy the nondiscrimination requirements under Code §401(a)(4).]

5.	The Adoption Agreement is amended to read:

8-2
VESTING SCHEDULE. The vesting schedule under the Plan is as follows for both Employer Contributions and Matching Contributions, to the extent authorized under AA §6 and AA §6B. See Section 7.02 of the Plan for a description of the various vesting schedules under this AA §8-2. [Note: Any Prevailing Wage Contributions under AA §6-2, any Safe Harbor Contributions under AA §6C and any QNECs or QMACs under AA §6D are always 100% vested, regardless of any contrary selections in this AA §8-2 (unless provided otherwise under AA §6-2 for Prevailing Wage Contributions or under this AA §8-2 for any QACA Safe Harbor Contributions).]

☑ (a)    Vesting schedule for Employer Contributions and Matching Contributions:

ER	Match
☐	☐	(1)	Full and immediate vesting.
☐	☐	(2)	3-year cliff vesting schedule
☐	☐	(3)	6-year graded vesting schedule
☑	☑	(4)	5-year graded vesting schedule
☐	☐	(5)	Modified vesting schedule
			% after 1 Year of Service
			% after 2 Years of Service
			% after 3 Years of Service % after 4 Years of Service
			% after 5 Years of Service
			100% after 6 Years of Service

[Note: If a modified vesting schedule is selected under this subsection (a), the vested percentage for every Year of Service must satisfy the vesting requirements under the 6-year graded vesting schedule, unless 100% vesting occurs after no more than 3 Years of Service.]

☐
(b)    Special vesting schedule for QACA Safe Harbor Contributions. Unless designated otherwise under this subsection, any QACA Safe Harbor Contributions will be 100% vested. However, if this subsection is checked, the following vesting schedule applies for QACA Safe Harbor Contributions. [Note: This subsection may be checked only if a QACA Safe Harbor Contribution is selected under AA §6C-2.]

Instead of being 100% vested, QACA Safe Harbor Contributions are subject to the following vesting schedule:

☐	(i) 2-year cliff vesting

☐	(ii) 1-year cliff vesting

☐	(iii) Graduated vesting
    % after 1 Year of Service
100% after 2 Years of Service

☑ (c)
Special provisions applicable to vesting schedule: A Participant who experiences a Change in Control as that term is defined in the Retirement Plan for Salaried Employees of Rayonier Inc. shall become 100% vested.

[Note: Any special provisions must satisfy the nondiscrimination requirements under Code §401(a)(4) and must satisfy the vesting requirements under Code §411.]

6.	The Adoption Agreement is amended to read:

10-1
AVAILABILITY OF IN-SERVICE DISTRIBUTIONS. A Participant may withdraw all or any portion of his/her vested Account Balance, to the extent designated, upon the occurrence of any of the event(s) selected under this AA §10-1. If more than one option is selected for a particular contribution source under this AA §10-1, a Participant may take an in-service distribution upon the occurrence of any of the selected events, unless designated otherwise under this AA §10-1.

Deferral	Match	ER
☐	☐	☐	(a)	No in-service distributions are permitted.
☑	☐	☐	(b)	Attainment of age 59½.
☐	☑	☑	(c)	Attainment of age 70 1/2 .
☑	☐	☐	(d)	A Hardship that satisfies the safe harbor rules under Section 8.10(e)(1) of the Plan. [Note: Not applicable to QNECs, QMACs, or Safe Harbor Contributions.]
☐	☐	☐	(e)	A non-safe harbor Hardship described in Section 8.10(e)(2) of the Plan. [Note: Not applicable to QNECs, QMACs, or Safe Harbor Contributions.]
☐	☐	☐	(f)	Attainment of Normal Retirement Age.
☐	☐	☐	(g)	Attainment of Early Retirement Age.
N/A	☑	☐	(h)	The Participant has participated in the Plan for at least 60 (cannot be less than 60) months.
N/A	☑	☐	(i)	The amounts being withdrawn have been held in the Trust for at least two years.
☐	☐	☐	(j)	Upon a Participant becoming Disabled (as defined in AA §9- 4(b)).
☐	N/A	N/A	(k)	As a Qualified Reservist Distribution as defined under Section 8.10(d) of the Plan.
☐	☐	☐	(l)	Describe:

[Note: Any distribution event described in this AA §10-1 may not discriminate in favor of Highly Compensated Employees. No in- service distribution of Salary Deferrals is permitted prior to age 59½, except for Hardship, Disability or as a Qualified Reservist Distribution. If Normal Retirement Age or Early Retirement Age is earlier than age 59½, such age is deemed to be age 59½ for purposes of determining eligibility to distribute Salary Deferrals. If this Plan has accepted a transfer of assets from a pension plan (e.g., a Money Purchase Plan), no in-service distribution from amounts attributable to such transferred assets is permitted prior to age 62, except for Disability. See AA §11-7 for special rules that may apply to distributions of Qualifying Employer Securities and/or Qualifying Employer Real Property.]

7.	The Adoption Agreement is amended to read:

11-11	PROTECTED BENEFITS. There are no protected benefits (as defined in Code §411(d)(6)) other than those described in the Plan.
To designate protected benefits other than those described in the Plan, complete this AA §11-11.

☑ (a)
Additional protected benefits. In addition to the protected benefits described in this Plan, certain other protected benefits are protected from a prior plan document. See the Addendum attached to this Adoption Agreement for a description of such protected benefits.

☐
(b)    Money Purchase Plan assets. This Plan contains assets that were held under a Money Purchase Plan (e.g., Money Purchase Plan assets were transferred to this Plan by merger, trust-to-trust transfer or conversion). See the Addendum attached to this Adoption Agreement for a description of any special provisions that apply with respect to the transferred assets. See Section 14.05(c) of the Plan for rules regarding the treatment of transferred assets.

☐	(c) Elimination of distribution options. Effective , the distribution options described in subsection (1) below are eliminated.

☐	(1) Describe eliminated distribution options:

☐	(2) Application to existing Account Balances. The elimination of the distribution options described in subsection (1) applies to:

☐	(i) All benefits under the Plan, including existing Account Balances.

☐	(ii) Only benefits accrued after the effective date of the elimination (as described in subsection (c) above).
[Note: The elimination of distribution options must not violate the “anti-cutback” requirements of Code §411(d)(6) and the regulations thereunder. See Section 14.01(d) of the Plan.]

ADDENDUM – PROTECTED BENEFITS

In addition to the protected benefits described in this Plan, certain other benefits are protected from a prior plan document. This Addendum describes any additional benefits protected under this Plan.

Additional protected benefits: Employees hired prior to July 1, 2012 reach Early Retirement Age if employed after attainment of age 50, and upon reaching age 50 the Employee's vesting percentage increases to 100%. There is no Early Retirement Age for Employees hired on or after July 1, 2012.

Effective as of June 27, 2014,(the "merger date"), the Rayonier Inc. Savings Plan for Non-Bargaining Unit Hourly Employees at Certain Locations (the "merged plan") is merged with and into the Plan. A Participant's vested interest in his account balance attributable to amounts transferred to the Plan from the "merged plan" shall be at all times 100%.

Effective June 27, 2014, the "RYAM Share Fund" means the Investment Fund established under this Plan to hold all shares of Rayonier Advanced Materials Inc. that are received by the Employer stock Investment Fund in connection with the spin-off of Rayonier Advanced Materials Inc from the Employer. Participants shall be prohibited from investing in the RYAM Share Fund. The RYAM Share Fund shall be a frozen investment option, provided that Participants may elect to transfer all or a portion of their interest in the RYAM Share Fund to any other Investment Fund at any point in time. No Participant shall have any voting or tender rights with respect to his interest in the RYAM Share Fund.

Effective January 1, 2017, the Employer Retirement contribution is discontinued. The contribution is 100% vested and available for in- service withdrawal at the attainment of age 59 1/2.

EMPLOYER SIGNATURE PAGE

PURPOSE OF EXECUTION. This Signature Page is being executed for Rayonier Investment and Savings Plan for Salaried Employees to effect:

☐	(a) The adoption of a new plan, effective ____ [insert Effective Date of Plan]. [Note: Date can be no earlier than the first day of the Plan Year in which the Plan is adopted.]

☐	(b) The restatement of an existing plan, in order to comply with the requirements of PPA, pursuant to Rev. Proc. 2011-49.

(1)
Effective date of restatement: __. [Note: Date can be no earlier than January 1, 2007. Section 14.01(f)(2) of Plan provides for retroactive effective dates for all PPA provisions. Thus, a current effective date may be used under this subsection (1) without jeopardizing reliance.]

(2)	Name of plan(s) being restated:

(3)	The original effective date of the plan(s) being restated:

☑ (c)
An amendment or restatement of the Plan (other than to comply with PPA). If this Plan is being amended, a snap-on amendment may be used to designate the modifications to the Plan or the updated pages of the Adoption Agreement may be substituted for the original pages in the Adoption Agreement. All prior Employer Signature Pages should be retained as part of this Adoption Agreement.

(1)	Effective Date(s) of amendment/restatement: 1-1-2017

(2)	Name of plan being amended/restated: Rayonier Investment and Savings Plan for Salaried Employees

(3)	The original effective date of the plan being amended/restated: 3-1-1994

(4)
If Plan is being amended, identify the Adoption Agreement section(s) being amended: 5-3(l), 6-2(f), 6-3(j), 6-4, 8-2(c), 10-1(l), and 11-11(a) to remove the "Employer Retirement" contribution from the Plan.

VOLUME SUBMITTER SPONSOR INFORMATION. The Volume Submitter Sponsor (or authorized representative) will inform the Employer of any amendments made to the Plan and will notify the Employer if it discontinues or abandons the Plan. To be eligible to receive such notification, the Employer agrees to notify the Volume Submitter Sponsor (or authorized representative) of any change in address. The Employer may direct inquiries regarding the Plan or the effect of the Favorable IRS Letter to the Volume Submitter Sponsor (or authorized representative) at the following location:
Name of Volume Submitter Sponsor (or authorized representative): Massachusetts Mutual Life Insurance Company         Address: 1295 State Street Springfield, MA 01111-0001     Telephone number: (800) 309-3539
IMPORTANT INFORMATION ABOUT THIS VOLUME SUBMITTER PLAN. A failure to properly complete the elections in this Adoption Agreement or to operate the Plan in accordance with applicable law may result in disqualification of the Plan. The Employer may rely on the Favorable IRS Letter issued by the National Office of the Internal Revenue Service to the Volume Submitter Sponsor as evidence that the Plan is qualified under Code §401(a), to the extent provided in Rev. Proc. 2011-49. The Employer may not rely on the Favorable IRS Letter in certain circumstances or with respect to certain qualification requirements, which are specified in the Favorable IRS Letter issued with respect to the Plan and in Rev. Proc. 2011-49. In order to obtain reliance in such circumstances or with respect to such qualification requirements, the Employer must apply to the office of Employee Plans Determinations of the Internal Revenue Service for a determination letter. See Section 1.66 of the Plan.
By executing this Adoption Agreement, the Employer intends to adopt the provisions as set forth in this Adoption Agreement and the related Plan document. By signing this Adoption Agreement, the individual below represents that he/she has the authority to execute this Plan document on behalf of the Employer. This Adoption Agreement may only be used in conjunction with Basic Plan Document #04. The Employer understands that the Volume Submitter Sponsor has no responsibility or liability regarding the suitability of the Plan for the Employer’s needs or the options elected under this Adoption Agreement. It is recommended that the Employer consult with legal counsel before executing this Adoption Agreement.

Rayonier Inc.
(Name of Employer)

(Name of authorized representative)    (Title)

(Signature)    (Date)